UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2008 (January 31, 2008)

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01.	Other Events.

MDU Resources Group, Inc’s. (Company) indirect wholly owned subsidiary, Fidelity Exploration & Production Company, completed the acquisition of natural gas properties located in Rusk County, Texas on January 31, 2008 from EnerVest Energy Institutional Fund IX, L.P., EnerVest Energy Institutional Fund IX-WI, L.P. (EnerVest, Ltd. is the general partner of both funds), and EverStar Energy, LLC.  The purchase price was approximately $235 million, financed partially with approximately $130 million of debt issued under Centennial Energy Holdings, Inc.’s, a direct wholly owned subsidiary of the Company, commercial paper program at rates of interest approximating 3.65%.  The remainder of the purchase price was financed with available cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU RESOURCES GROUP, INC.

Date February 6, 2008	By /s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and
Chief Accounting Officer